                                                                      EXHIBIT 11

               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

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
                                                                                  YEARS ENDED OCTOBER 31,
                                                                         -----------------------------------------
                                                                             1998           1997          1996
                                                                         -------------  ------------  ------------
Earnings (loss) from continuing operations.............................  $  (2,621,071) $    --       $    --
                                                                         -------------  ------------  ------------
Gain (loss) from discontinued operations...............................       (103,091)       87,331       142,614
                                                                         -------------  ------------  ------------
Net earnings (loss)....................................................  $  (2,724,162) $     87,331  $    142,614
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
Per share data:
Basic earnings per share
  Continuing operations................................................  $       (0.37) $    --       $    --
  Discontinued operations..............................................          (0.01)         0.01          0.03
                                                                         -------------  ------------  ------------
                                                                         $       (0.38) $       0.01  $       0.03
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
Dilutive earnings per share
  Continuing operations................................................  $       (0.37) $    --       $    --
  Discontinued operations..............................................          (0.01)         0.01          0.02
                                                                         -------------  ------------  ------------
  Net earnings (loss)..................................................  $       (0.38) $       0.01  $       0.02
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
Shares used in the calculation of per share amounts:
  Basic common shares..................................................      7,095,937     5,827,262     4,983,011
  Shares issued upon assumed exercise of dilutive stock options and
    warrants...........................................................       --           1,181,590     2,448,269
  Shares assumed repurchased...........................................       --            (353,887)     (580,132)
                                                                         -------------  ------------  ------------
  Diluted common shares................................................      7,095,937     6,654,965     6,851,148
                                                                         -------------  ------------  ------------
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    Diluted earnings per share of common stock includes the impact of outstanding dilutive stock options for the years ended October 31, 1997 and
1996. There were no dilutive options during the year ended October 31, 1998.